UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2011

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Northwest Pipe Company (the “Company”) Annual Meeting of Shareholders on June 14, 2011, the Company’s shareholders: (i) elected two directors; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2011; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) approved, on an advisory basis, “1 Year” as the frequency with which the Company should include an advisory vote on executive compensation in future proxy statements. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of two directors:

Nominee	For	Withheld	Broker Non-votes
Wayne B. Kingsley (three year term)	4,668,570	2,334,356	1,447,364
William R. Tagmyer (three year term)	5,132,315	1,870,611	1,447,364

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2011:

For	Against	Abstain	Broker Non-votes
8,419,142	27,047	4,101	860,765

Proposal 3: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-votes
6,957,692	25,307	19,927	2,308,129

Proposal 4: Advisory vote on frequency of advising vote on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-votes
6,283,784	16,322	697,682	5,138	2,308,129

Based on the voting results on Proposal 4, and consistent with the Board’s recommendation of “1 Year” as the frequency of advisory votes on executive compensation, the Company has determined to include an advisory vote on the compensation of the Company’s named executive officers in its proxy materials for each annual meeting of shareholders until the next required advisory vote on the frequency of advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 17, 2011.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer